SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 26, 1996


                            INTEGRATED SYSTEMS, INC.
          ------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                   California
               ---------------------------------------------------
                 (State or other jurisdiction of incorporation)


             0-18268                                94-2658153
          -------------                          ------------------
          (Commission                             (IRS Employer
          File Number)                           Identification No.)


               3260 Jay Street, Santa Clara, California 95054-3309
               ----------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (408) 980-1500
              -----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS.

                  On January 26, 1996, Integrated Systems, Inc., a California corporation ("Registrant" or "ISI"), acquired control of Doctor Design, Inc., a California corporation ("DDI"), pursuant to the merger (the "Merger") of ISI Purchasing Corporation, a Delaware corporation and a wholly owned subsidiary of ISI ("Sub") with and into DDI. The Merger was effected pursuant to an Agreement of Merger dated as of January 26, 1996 by and between Sub and DDI and an Agreement and Plan of Reorganization dated as of December 14, 1995, as amended January 26, 1996 (the "Plan"), by and among ISI, Sub and DDI. The Merger was accounted for as a pooling of interests and was structured to be a "tax-free" reorganization for federal income tax purposes. The directors and executive officers of Registrant were not changed as a result of the Merger. Prior to the Merger, DDI was a provider of high-end design services to the computer and communications industries, specializing in the area of embedded multimedia. After completion of the Merger, DDI will continue its historical business as a wholly owned subsidiary of ISI.

                  Pursuant to the terms of the Plan, each share of DDI Common Stock ("DDI Common Stock") issued and outstanding immediately before the effective time of the Merger was exchanged for approximately .148612 shares of Registrant's Common Stock. Pursuant to this exchange ratio, in the Merger a total of 371,607 shares of Registrant's Common Stock were issued in exchange for all of the outstanding DDI Common Stock. In addition, Registrant assumed each option to purchase DDI Common Stock outstanding immediately before the effective time of the Merger. Each DDI option is exercisable for that number of shares of Registrant's Common Stock equal to .148612 multiplied by the number of shares of DDI Common Stock purchasable under the DDI options immediately before the effective time of the Merger. Pursuant to this exchange ratio, Registrant may issue up to 131,862 shares of its Common Stock upon exercise of the assumed options. Assuming exercise of all assumed options, Registrant may ultimately issue a total of up to 503,469 shares of its Common Stock. The exchange ratio was determined on the basis of, among other things (i) a comparison of certain financial and stock market information for Registrant and certain financial information for DDI with similar types of information for certain other companies in businesses similar to those of Registrant and DDI and (ii) discussions between senior management of Registrant and DDI regarding the business and prospects of their respective companies.

                  The shares of Registrant's Common Stock received by the former DDI shareholders have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption from registration provided by Section 3(a)(10) thereof.

                  In connection with the Merger, ISI, Chemical Trust Company of California, as escrow agent, and the former DDI shareholders entered into an escrow agreement (the "Escrow Agreement") under which ISI deposited into escrow stock certificates representing 10% of the shares of Registrant's Common Stock issuable pursuant to the Merger and will deposit 10% of the shares of Registrant's Common Stock issued upon exercise of the DDI options assumed by Registrant (the "Escrow Shares"). The Escrow Shares will be held in escrow as collateral for the indemnification obligations of DDI under the Plan. The indemnification obligations of DDI will expire (i) for items expected to be encountered in the audit process, when ISI receives audited financial statements together with a report thereon from its independent auditors covering the combined results of ISI and DDI for the ISI fiscal year ending February 29, 1996 (but no later than one year from the closing of the Merger), provided that ISI has a reasonable period of time, not to exceed 90 days, to review the audit results to determine if any claim exists and must provide notice of any claim within the 90 day period and (ii) for all other items, 12 months after the closing of the Merger.

                  Contemporaneously   with  the  Merger,  Marco  Thompson,   the
President and Chief Executive Officer of DDI, entered into employment and noncompetition agreements with Registrant. The employment agreement provides for a three-year term of employment at a minimum salary of $150,000 per year and a target bonus of $125,000, payable upon achievement of certain agreed upon goals. Upon termination of the employment agreement by ISI for cause as defined in the agreement, all compensation and benefits payable under the employment agreement are payable through the date of termination. The noncompetition agreement provides that Mr. Thompson will not compete with Registrant for a period of three years following the Merger.

                  In connection with the Merger, Mr. Thompson also transferred to ISI ownership of the building in which a portion of the DDI business is located and terminated DDI's lease of the premises, in consideration of ISI paying the outstanding debt on the property. The number of shares issued to Mr. Thompson in the Merger in exchange for his DDI Common Stock was reduced by 8,199 shares or $280,406, which is the amount that the outstanding debt on the property exceeded the appraised current fair market value of the property.


ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         The following Financial Statements of Doctor Design, Inc. are filed herewith:

         Report of Independent Auditors
         Balance Sheets as of June 30, 1995 and 1994
         Statements  of  Income  for the  years  ended  June  30,  1995 and 1994
         Statements of Shareholders' Equity for the years ended June 30, 1995 and 1994
         Statements of Cash Flows for the years ended June 30, 1995 and 1994
         Notes  to  Financial   Statements
         Note  to  Unaudited  Financial information
         Unaudited Balance Sheets as of September 30, 1995 and June 30, 1995 Unaudited Statements of Income for the three-month period ended September 30, 1995 and 1994
         Unaudited Statements of Cash Flows for the three-month period ended September 30, 1995 and 1994

(b)      Pro Forma Financial Information.

         The following unaudited pro forma combined financial information is filed herewith:

         Pro Forma Combined Balance Sheet as of November 30, 1995
         Pro Forma Combined Statements of Income for the nine-month period ended November 30, 1995 and 1994 and the years ended February 28, 1995, 1994 and 1993
         Notes to Unaudited Pro Forma Combined Financial Statements


(c)      Exhibits.

         The following exhibits are filed herewith:

2.01 Agreement and Plan of Reorganization dated as of December 14, 1995, as amended as of January 26, 1996, by and among Registrant, ISI Purchasing Corporation and Dr. Design, Inc. and related documents.

2.02 Agreement of Merger dated as of January 26, 1996 by and between ISI Purchasing Corporation and Dr. Design, Inc.

23.01    Consent of McGladrey & Pullen, LLP

                                    SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                               INTEGRATED SYSTEMS, INC.




Date:  February 8, 1996                        By:  /s/  Steven Sipowicz
                                                   ---------------------
                                                         Steven Sipowicz
                                                         Chief Financial Officer

ITEM 7(A):        FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                         Report of Independent Auditors


To the Board of Directors
Doctor Design, Inc.
San Diego, California

We have audited the accompanying balance sheets of Doctor Design, Inc. as of June 30, 1995 and 1994, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Doctor Design, Inc. as of June 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





/s/ McGladrey & Pullen, LLP




San Diego, California
November 17, 1995


DOCTOR DESIGN, INC.

BALANCE SHEETS
JUNE 30, 1995 AND 1994


ASSETS (NOTE 5)                                                        1995          1994
---------------------------------------------------------------------------------------------
Current Assets
     Cash and cash equivalents                                       $  104,182   $   10,566
     Contract receivables, net of allowance for doubtful
          accounts of $14,000 in 1995 and $14,609 in 1994 (Note 7)    1,982,061      499,933
     Royalty receivables (Note 11)                                      190,337       95,938
     Costs and estimated earnings in excess of billings
          on uncompleted contracts (Note 2)                             234,782      107,476
     Prepaid expenses and other                                          95,494       61,942
                                                                     ------------------------
          Total current assets                                        2,606,856      775,855
                                                                     ------------------------

          Property and Equipment, net (Note 3)                          562,715      196,803
                                                                     ------------------------


Software Development Costs, net of accumulated
  amortization of $735,486 in 1994                                                   213,677
                                                                     ------------------------

                                                                     $3,169,571   $1,186,335
                                                                     ========================

See Notes to Financial Statements.



LIABILITIES AND SHAREHOLDERS EQUITY                                        1995           1994
----------------------------------------------------------------------------------------------------
Current Liabilities
     Current maturities of long-term debt (Note 5)                      $   116,688    $   180,113
     Accounts payable                                                       539,811         56,811
     Accrued liabilities (Note 4)                                           419,566        211,598
     Billings in excess of costs and estimated earnings on
          uncompleted contracts (Note 2)                                     31,840         81,800
     Income taxes payable                                                    73,200
     Deferred income taxes (Note 6)                                         627,000         40,000
                                                                       ---------------------------
          Total current liabilities                                       1,808,105        570,322
                                                                       ---------------------------

     Deferred Revenue (Note 7)                                                              77,942
                                                                       ---------------------------

     Deferred Income Taxes (Note 6)                                                         65,000
                                                                       ---------------------------

     Long-term Debt, less current maturities (Note 5)                                      115,253
                                                                       ---------------------------

Commitments (Note 9)

Shareholders' Equity (Note 8)
     Preferred, no par value, 3,000,000 shares authorized;
          no shares issued and outstanding

Common:
     Class A, voting common stock, no par value, 5,000,000
          shares authorized; 2,555,720 shares issued and outstanding        173,942        173,942


     Class B, nonvoting common stock, no par value,  1,000,000 shares authorized;  no shares issued and outstanding
     Note receivable from shareholder                                       (15,320)       (15,320)
     Retained earnings                                                    1,202,844        199,196
                                                                       ---------------------------
                                                                          1,361,466        357,818
                                                                       ---------------------------

                                                                        $ 3,169,571    $ 1,186,335
                                                                       ===========================




DOCTOR DESIGN, INC.

STATEMENTS OF INCOME
YEARS ENDED JUNE 30, 1995 AND 1994


                                                              1995              1994
--------------------------------------------------------------------------------------
Contract revenue (Note 7)                                  $ 8,814,615    $ 4,280,969
Royalty and other revenue (Note 11)                            684,103        210,281
                                                           --------------------------
          Total revenue                                      9,498,718      4,491,250
                                                           --------------------------

Cost of revenue                                              5,744,878      2,808,217
                                                           --------------------------
          Gross profit                                       3,753,840      1,683,033
                                                           --------------------------

Selling, general and administrative expenses:
     General and administrative (including related party
          rental payments of $144,000 for 1995 and 1994)     1,520,752        703,905
     Selling and marketing                                     507,068        230,345
     Research and development                                   26,556         55,930
                                                           --------------------------
                                                             2,054,376        990,180
                                                           --------------------------

          Operating income                                   1,699,464        692,853
                                                           --------------------------

Nonoperating income (expense):
     Interest income                                            22,218          3,076
     Interest expense (including related party payments
          of $10,000 for 1994)                                 (22,034)       (55,175)
     Other                                                                     15,332
                                                           --------------------------
                                                                   184        (36,767)
                                                           --------------------------
          Income before provision for income taxes           1,699,648        656,086

     Provision for income taxes (Note 6)                       696,000        100,784
                                                           --------------------------
          Net income                                       $ 1,003,648    $   555,302
                                                           ==========================

See Notes to Financial Statements.


DOCTOR DESIGN, INC.

STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED JUNE 30, 1995 AND 1994

                                    Common Stock                    Note
                                   Class A Voting                Receivable          Retained
                           -------------------------------          from             Earnings
                               Shares          Amount            Shareholder         (Deficit)           Totals
-----------------------------------------------------------------------------------------------------------------
Balance, June 30, 1993         2,079,618         $ 78,722         $                 $ (356,106)        $(277,384)
     Net income                                                                        555,302           555,302
     Stock options exercised     476,102           95,220          (15,320)                               79,900
                           --------------------------------------------------------------------------------------
Balance, June 30, 1994         2,555,720          173,942          (15,320)            199,196           357,818
     Net income                                                                      1,003,648         1,003,648
                           --------------------------------------------------------------------------------------
Balance, June 30, 1995         2,555,720         $173,942         $(15,320)         $1,202,844        $1,361,466
                           ======================================================================================

See Notes to Financial Statements.



DOCTOR DESIGN, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1995 AND 1994


                                                                                    1995              1994
----------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
     Net income                                                                   $1,003,648          $555,302
     Adjustments to reconcile net income to net cash
          provided by operating activities:
          Depreciation and amortization                                              404,019           293,958
          Gain on lease assignment                                                                     (10,208)
          Deferred income taxes                                                      522,000            99,984
          (Increase) decrease in:
               Contract receivables                                               (1,482,128)         (354,300)
               Royalty receivables                                                   (94,399)          (95,938)
               Costs and estimated earnings in excess of billings on
                    uncompleted contracts                                           (127,306)          (77,592)
               Prepaid expenses and other                                            (33,552)            7,354
          Increase (decrease) in:
               Accounts payable                                                      483,000          (205,754)
               Accrued liabilities                                                   207,968           (51,430)
               Income taxes payable                                                   73,200
               Billings in excess of costs and estimated earnings on
                    uncompleted contracts                                            (49,960)           62,211
               Deferred revenue                                                      (77,942)          (53,978)
                                                                           -------------------------------------
                    Net cash provided by operating activities                        828,548           169,609
                                                                           -------------------------------------

Cash Flows from (used in) Investing Activities
     Purchases of property and equipment                                            (556,254)         (108,571)
                                                                           -------------------------------------
                    Cash (used in) investing activities                             (556,254)         (108,571)
                                                                           -------------------------------------

Cash Flows from (used in) Financing Activities
     Principal payments on long-term debt                                           (178,678)         (231,526)
     Proceeds from exercise of stock options                                                            79,900
                                                                           -------------------------------------
                    Net cash (used in) investing activities                         (178,678)         (151,626)
                                                                           -------------------------------------

See Notes to Financial Statements.


DOCTOR DESIGN, INC.

STATEMENTS OF CASH FLOWS (CONTINUED)
YEARS ENDED JUNE 30, 1995 AND 1994


                                                                                     1995              1994
-----------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                                  $ 93,616         $ (90,588)

Cash and cash equivalents:
    Beginning                                                                           10,566           101,154
                                                                            -------------------------------------
    Ending                                                                            $104,182         $  10,566
                                                                            =====================================

Supplemental Disclosures of Cash Flow Information
Cash payments for:
      Interest                                                                        $ 23,820         $  59,257
      Income taxes                                                                    $100,800         $  42,800

Supplemental Schedule of Noncash Investing and
      Financing Activities
            Capital lease obligations incurred for the use of equipment               $                $  19,737

See Notes to Financial Statements.


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Doctor Design, Inc. (the "Company") provides engineering design services to manufacturers of high technology products. For certain design service contracts, the Company retains commercialization or proprietary rights to the technology it has developed for the customer. The Company is also involved in the sale of high technology products to design service customers which include internally developed software applications.

A summary of the Company's significant accounting policies follows:

REVENUE RECOGNITION

Revenue is recognized based on the type of contract. Revenue earned under time and material contracts is recognized on the basis of hours of work performed and hourly rates provided under the contract. Revenue from fixed-price contracts is recognized on the percentage-of-completion method, measured by the percentage of total hours incurred to date to estimated total hours of each contract. Management believes that these methods provide the best available measure of progress on these contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor and supplies. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in contract performance, contract conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenue recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenue recognized.

Revenue is deferred for future recognition when a contractual obligation to provide services or a third party's right to developed assets exists. Such revenue is recognized as the contractual obligation or third party right is satisfied.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

The Company maintains its cash accounts in two commercial banks and a brokerage account located in San Diego, California. The two commercial bank accounts are insured by Federal Deposit Insurance Corporation (FDIC) up to $100,000 each. At June 30, 1995, the Company had balances of approximately $422,000 that were either uninsured or in excess of the FDIC insurance limit.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation of property and equipment used in production of the Company's hand-held computer product is computed using the units-of-production method over the estimated number of units which can be produced with the assets. Depreciation of other property and equipment is computed using the straight-line method over estimated useful lives of three to five years. Maintenance and repair costs are expensed as incurred.

SOFTWARE DEVELOPMENT COSTS

Software development costs, as an integral part of the development of the Company's hand-held computer and graphics display controller, were capitalized once the technological feasibility of the specific software projects was established. Capitalization of such costs ceased when the final product was fully tested and available for general distribution to customers. Amortization of capitalized software development costs began when the product was ready for general distribution to customers. Amortization is computed based on the number of units delivered compared with the number of estimated units to be delivered or the straight-line method over the remaining estimated economic life of the product, whichever provides a shorter amortization period. The estimated economic life of the hand-held computer was five years. All software development costs have been fully amortized at June 30, 1995.

Other research and development costs are charged to expense when incurred.

INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


NOTE 2.  COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts at June 30, 1995 and 1994 consist of the following:

                                                                    1995              1994
                                                                  ---------------------------
Costs incurred on uncompleted contracts                           $   587,877    $ 2,462,776
Estimated earnings                                                    250,782        947,960
                                                                  ---------------------------
                                                                      838,659      3,410,736
Less billings to date                                                (748,399)    (3,385,060)
                                                                  ---------------------------
                                                                       90,260         25,676

Net under billings on time and material prototype contracts           112,682
                                                                  ---------------------------
                                                                  $   202,942    $    25,676
                                                                  ===========================

Included in the accompanying balance sheets under
     the following captions:
          Cost and estimated earnings in excess of  billings on
               uncompleted contracts                              $   234,782    $   107,476
          Billings in excess of costs and estimated earnings on
               uncompleted contracts                                  (31,840)       (81,800)
                                                                  ---------------------------
                                                                  $   202,942    $    25,676
                                                                  ===========================

NOTE 3.  PROPERTY AND EQUIPMENT

Property and equipment at June 30, 1995 and 1994 consist of the following:

                                                  1995              1994
                                             ------------------------------
Computer equipment                             $ 766,136         $ 257,256
Office furniture and equipment                   232,651           185,277
Product tooling and molds                                          166,990
                                             ------------------------------
                                                 998,787           609,523
Less accumulated depreciation and amort          436,072           412,720
                                             ------------------------------
                                               $ 562,715         $ 196,803
                                             ==============================

NOTE 4.  ACCRUED LIABILITIES

Accrued liabilities at June 30, 1995 and 1994 consist of the following:

                                                   1995              1994
                                        ------------------------------------
Accrued employee costs and benefits              $191,115          $166,379
Accrued contract losses                           138,321             5,600
Customer advances                                  16,700            16,885
Sales tax payable                                  35,545            15,426
Other                                              37,885             7,308
                                        ------------------------------------
                                                 $419,566           211,598
                                        ====================================

NOTE 5.  LONG-TERM DEBT

The Company has a note payable to a bank, $30,773 and $128,227 at June 30, 1995 and 1994, respectively, due in monthly principal payments of $8,120 plus interest at the bank's prime rate (9.0% at June 30, 1995) plus 3.75% through September 1995. The note is collateralized by the Company's assets and guaranteed by the majority shareholder.

The Company has a note payable to a bank, $12,908 and $48,471 at June 30, 1995 and 1994, respectively, due in monthly payments of $3,315, including interest at 13.0%, through November 1995. The note is collateralized by the Company's assets and guaranteed by the majority shareholder.

The Company has a note payable $73,007 and $66,771 at June 30, 1995 and 1994, respectively, bearing interest at 8.5%, principal and interest payments based upon 50% of certain royalties received by the Company. Subsequent to year-end, the note was renegotiated and the remaining balance due of $45,000 was paid in full by October 31, 1995.

The Company also had various other arrangements, totaling $51,897 at June 30, 1994 which were paid off during the year ended June 30, 1995.

NOTE 6.  INCOME TAXES

The income tax provision charged to continuing operations for the years ended June 30, 1995 and 1994 was as follows:

                                           1995               1994
                                      -------------------------------
Current:
     U.S. federal                        $ 132,000         $  24,000
     State                                  42,000            15,000

Deferred:
     U.S. federal                          400,000            48,000
     State                                 122,000            13,784
                                      -------------------------------
                                         $ 696,000         $ 100,784
                                      ===============================


The income tax provision differs from the amount of income tax determined by applying the U.S federal income tax rate to pretax income from continuing operations for the years ended June 30, 1995 and 1994 due to the following:

                                                                     1995             1994
                                                               -------------------------------
Computed "expected" tax expense                                   $ 578,000        $ 223,000
Increase (decrease) in income taxes resulting from:
 Reduction in valuation allowance                                                   (153,000)
Nondeductible expenses                                                5,000            3,000
State income taxes, net of federal tax benefit                      104,000           40,000
Other                                                                 9,000          (12,216)
                                                               -------------------------------
                                                                  $ 696,000        $ 100,784
                                                               ===============================


Net deferred tax liabilities consist of the following components as of June 30, 1995 and 1994:

                                                   1995               1994
                                              ------------------------------
Deferred tax liabilities:
     Accrual to cash basis                      $ 635,000         $ 167,000
     Software development costs                                      86,000

Deferred tax assets:
     Allowance for doubtful accounts                                 (6,000)
     Depreciation                                  (8,000)          (20,000)
     Net operating loss carryforward                                (38,000)
     Tax credits                                                    (84,000)
                                              ------------------------------
                                                $ 627,000         $ 105,000
                                              ==============================


The components giving rise to the net deferred tax liabilities described above have been included in the accompanying balance sheets as of June 30, 1995 and 1994 as follows:

                                     1995               1994
                                 ---------------------------------
Current (liabilities)              $  (627,000)        $ (40,000)
Noncurrent (liabilities)                                 (65,000)

                                 ---------------------------------
                                   $  (627,000)        $(105,000)
                                 =================================


NOTE 7.  MAJOR CUSTOMERS

Contract revenue and receivables for the years ended June 30, 1995 and 1994 include revenue and receivables from the following major customers, each of which accounted for 10% or more of total contract revenue of the Company during at least one of the years.

                               1995                                 1994
----------------------------------------------------------------------------------------
                                       Contract                             Contract
                     Contract         Receivables         Contract         Receivables
                      Revenue           Balance           Revenue            Balance
----------------------------------------------------------------------------------------
Customer A           $ 2,495,000         $  443,000        $     *        $    *
Customer B             2,324,000            564,000         1,850,000       71,000
Customer C             1,183,000            239,000              *             *
Customer D               964,000            389,000              *             *
                 -----------------------------------------------------------------------
                     $ 6,966,000         $1,635,000        $1,850,000     $ 71,000
                 =======================================================================

*Contract revenue accounted for less than 10% of total contract revenue for 1994.


Customer B also provided funding for and holds certain contractual rights to assets developed by the Company, consisting mainly of tooling and molds for the production of its hand-held computer. Accordingly, the Company had deferred recognition of revenue representing the depreciated value of the associated assets. At June 30, 1995, the assets were fully depreciated and all revenue has been recognized.

The Company retains the right to further commercialize the software technology developed in connection with this arrangement for application in certain other industries.

NOTE 8.  EMPLOYEE STOCK OPTIONS

The Company has a stock option plan (the "Plan") which provides for the granting of both qualified and non-qualified options to employees, directors and outside consultants of the Company. Options are exercisable at various dates through June 2003. The terms of the Plan provide for the granting of options at an exercise price approximating the fair market value of the Company's common stock, as determined by the Option Committee of the Board of Directors, on the
date of the grant of such options. Under the Plan options for 1,500,000 shares may be granted. The options vest over periods ranging from 0 to 4 years and at June 30, 1995 and 1994, options for 431,959 and 347,925 shares, respectively, were exercisable and options for 234,205 and 530,705 shares, respectively, were available for future grant. Subsequent to June 30, 1995, an additional 134,000 options were granted at $0.40 per share.

In November 1993, the Company accepted a nonrecourse note receivable as payment for stock options exercised. This note is non interest bearing and is due and payable on December 31, 1996. At June 30, 1995, the 76,602 shares related to the exercise were issuable and included in the shares outstanding.

Transactions for the years ended June 30, 1995 and 1994 comprise the following:

                                                        1995            1994
                                                ------------------------------
Options outstanding, beginning of year                 456,943        832,553
Granted                                                308,500        357,000
Exercised                                                            (476,102)
Expired                                                (12,000)      (256,508)
                                                ------------------------------
Options outstanding, end of year                       753,443        456,943
                                                ==============================

Options price range at June 30, 1995 and 1994     $.20 to 0.40          0.20

NOTE 9.  COMMITMENTS

OPERATING LEASES

The Company leases its main office facility from the majority shareholder under a noncancelable operating lease agreement. The term of the lease, which commenced in January 1989, is ten years with two five-year options. The Company has guaranteed the payment of the majority shareholder's note payable to a bank; balance of $403,538 at June 30, 1995, which is secured by the second trust deed on this facility. The balance of the debt subject to the guaranty is included in the minimum lease payments shown below for 1999.

The Company also leases four other office facilities under separate operating lease agreements. The aggregate monthly rental payment for these leases is approximately $8,800. The lease agreements expire in September 1996 and include options to extend the terms of the leases. Rental expense was $189,000 and $144,000 for the years ended June 30, 1995 and 1994, respectively.

Future minimum lease payments for operating leases at June 30, 1995 are as follows:



YEAR ENDING JUNE 30,
-------------------------------------------------------------
1996                                      $          247,836
1997                                                 185,803
1998                                                 144,000
1999                                                 417,500
                                         --------------------
Total minimum lease payments              $          995,139
                                         ====================


NOTE 10. PROFIT SHARING PLAN

The Company has a deferred compensation and profit sharing plan as defined under section 401(k) of the Internal Revenue Code. Under the terms of the Plan, employees may defer a portion of their compensation each year based on provisions as outlined in the Plan. The Plan was amended in the current year to implement an employer matching contribution equal to a discretionary percentage to be determined by the employer. Current matching contributions are $0.50 for every $1.00 contributed by all eligible participants beginning January 1, 1995 and ending September 30, 1995. Total employer contributions for the year ended June 30, 1995 were $15,372.

NOTE 11. ROYALTY AGREEMENTS

The Company has entered into a royalty agreement with a customer for the design and development of certain products. Under the terms of the agreement, the Company receives a percentage of the net selling price of products sold to third-parties utilizing this technology Royalties are calculated on a sliding scale as a percentage of total revenues ranging from 4% to 2%. In addition, the Company has numerous other royalty agreements with other customers under similar arrangements. Royalty revenue totaled $606,161 and $163,361, respectively, for the years ending June 30, 1995 and 1994.

NOTE 12. SUBSEQUENT EVENT

On November 10, 1995, Integrated Systems, Inc. (ISI) and the Company signed a Letter of Intent for the acquisition of the Company by ISI. The principal terms of the Letter of Intent stipulate that the Company will become a wholly-owned subsidiary of ISI as the Company will exchange all of its outstanding capital stock and stock options for ISI common stock.

The Letter of Intent does not constitute an offer, it is not binding and is not a definitive agreement. All rights and obligations of the parties are subject to execution of definitive mutually satisfactory agreements and obtaining all required corporate and regulatory approvals. The Letter of Intent will automatically terminate if a definitive agreement is not entered into by December 25, 1995.

UNAUDITED FINANCIAL STATEMENTS.

         Note to Unaudited Financial Information

         The condensed interim financial statements included herein have been prepared by Doctor Design, Inc. without audit. The June 30, 1995 condensed balance sheet data was derived from the audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

         The accompanying condensed interim financial statements have been prepared in all material respects in conformity with the standards of accounting measurements set forth in Accounting Principles Board Opinion No. 28 and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the financial position, results of operations, and cash flows for the periods indicated. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

                           DOCTOR DESIGN INCORPORATED
                            UNAUDITED BALANCE SHEETS
                   AS OF SEPTEMBER 30, 1995 AND JUNE 30, 1995


                                                      September 30,     June 30,
                                                           1995           1995
                                                       -----------    -----------
ASSETS

Current assets:
     Cash and cash equivalents                         $   950,366    $   104,182
     Accounts receivable, net of reserve                 1,345,991      2,172,398
     Costs and profits in excess of billings               490,328        234,782
     Other current assets                                   78,660         95,494
                                                       -----------    -----------
          Total current assets                           2,865,345      2,606,856

Property and equipment, net                                609,913        562,715
                                                       -----------    -----------
                                                       $ 3,475,258    $ 3,169,571
                                                       ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                  $   644,562    $   539,811
     Billings in excess of costs and profits                16,173         31,840
     Notes payable                                          18,278        116,688
     Income taxes payable                                  458,000         73,200
     Deferred income taxes payable                         297,000        627,000
     Other current liabilities                             463,730        419,566
                                                       -----------    -----------
          Total current liabilities                      1,897,743      1,808,105

Shareholders' equity:
     Common stock                                          173,942        173,942
     Note receivable from shareholder                      (15,320)       (15,320)
     Retained earnings                                   1,418,893      1,202,844
                                                       -----------    -----------
          Total shareholders' equity                     1,577,515      1,361,466
                                                       -----------    -----------
          Total liabilities and shareholders' equity   $ 3,475,258    $ 3,169,571
                                                       ===========    ===========

                           DOCTOR DESIGN INCORPORATED
                         UNAUDITED STATEMENTS OF INCOME
                        FOR THE THREE-MONTH PERIOD ENDED
                           SEPTEMBER 30, 1995 AND 1994


                                                         1995            1994
                                                    -----------     -----------
Revenues                                            $ 2,410,828     $ 1,064,511

Costs and expenses:
     Cost of revenues                                 1,518,329         704,767
     Selling and marketing                              113,494          66,060
     General and administrative                         470,605         190,015
                                                    -----------     -----------
          Total costs and expenses                    2,101,428         960,842

Income from operations                                  309,400         103,669

Interest income (expense) and other, net                 41,449          (6,985)
                                                    -----------     -----------

Income before provision for income taxes                350,849          96,684

Provision for income taxes                              134,800          41,000
                                                    -----------     -----------

Net income                                          $   216,049     $    55,684
                                                    ===========     ===========


                           DOCTOR DESIGN INCORPORATED
                       UNAUDITED STATEMENTS OF CASH FLOWS
                        FOR THE THREE-MONTH PERIOD ENDED
                           SEPTEMBER 30, 1995 AND 1994


                                                               1995            1994
                                                           -----------    -----------
Cash flows from operating activities:
Net income                                                 $   216,049    $    55,684
Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation and amortization                              65,007         37,044
     Deferred income taxes                                    (330,000)        41,000
     Gain on early debt extinguishment                         (28,007)
     Changes in operating accounts:
          Accounts receivable                                  826,407       (110,167)
          Costs and profits in excess of billings             (255,546)       (25,560)
          Other current assets                                  28,545         (5,732)
          Accounts payable                                     104,751        156,271
          Billings in excess of costs and profits              (15,667)       (28,588)
          Income taxes payable                                 384,800
          Other current liabilities                             44,165         (4,796)
                                                           -----------    -----------
               Net cash provided by operating activities     1,040,504        115,156

Cash flows used for investing activities:
Purchases of property and equipment                           (112,205)       (10,866)
Increase in deposits and other assets                          (11,712)
                                                           -----------    -----------
               Net cash used for investing activities         (123,917)       (10,866)

Cash flows used for financing activities:
Payments on long-term debt                                     (70,403)       (43,856)
                                                           -----------    -----------
               Net cash used for financing activities          (70,403)       (43,856)

Net cash flow                                                  846,184         60,434

Cash at begining of period                                     104,182         10,566
                                                           -----------    -----------
Cash at end of period                                      $   950,366    $    71,000
                                                           ===========    ===========


ITEM 7 (B):  PRO FORMA FINANCIAL INFORMATION.

         Unaudited Pro Forma Combined Financial Statements

         The following unaudited pro forma condensed data, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Doctor Design Inc. included elsewhere in this Form 8-K and the consolidated financial statements of Integrated Systems, Inc. The unaudited pro forma combined statements of operations combine Doctor Design's results of operations and Integrated Systems' results of operations for the nine months ended November 30, 1995 and 1994 and the three years ended February 28, 1995, giving effect to the acquisition as if it had occurred at March 1, 1992. The unaudited pro forma combined balance sheet data combine Doctor Design's and Integrated System's balance sheets as of November 30 1995, giving effect to the acquisition as if it had occurred on November 30, 1995.

         The Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                                                        PRO FORMA STATEMENT
                                          INTEGRATED SYSTEMS, INC. AND DOCTOR DESIGN, INC.
                                                            STATEMENT #1
                                                  PRO FORMA COMBINED BALANCE SHEET
                                                      AS OF NOVEMBER 30, 1995

Includes Doctor Design as of September 30, 1995 and
Integrated Systems, Inc. as of November 30, 1995

(in thousands)

                                                                             Doctor                      Pro Forma         Pro Forma
                                                                             Design          ISI         Adjustments       Combined
                                                                            --------        --------     -----------        --------
Current assets:
     Cash and cash equivalents                                              $    950        $ 10,162                        $ 11,112
     Marketable securities                                                                    16,192                          16,192
     Accounts receivable, net                                                  1,836          17,100                          18,936
     Deferred income taxes                                                                       852                             852
     Other current assets                                                         79           2,334                           2,413
                                                                            --------        --------        --------        --------
          Total current assets                                                 2,865          46,640                          49,505

Marketable securities                                                                         19,590                          19,590
Property and equipment                                                           610           3,578             838           5,026
Other assets                                                                                     790                             790
Intangible assets                                                                              1,994                           1,994
                                                                            --------        --------        --------        --------
          Total assets                                                      $  3,475        $ 72,592        $    838        $ 76,905
                                                                            --------        --------        --------        --------

Current liabilities:
     Accounts payable                                                       $    645        $  2,222                        $  2,867
     Accrued payroll and related expenses                                        464           2,124                           2,588
     Deferred revenue                                                             16           7,466                           7,482
     Notes payable                                                                18                                              18
     Income taxes payable                                                        458           2,852                           3,310
     Deferred income taxes                                                       297                                             297
     Other current liabilities                                                                 3,491             500           3,991
                                                                            --------        --------        --------        --------
          Total current liabilities                                            1,898          18,155             500          20,553
                                                                            --------        --------        --------        --------
Other liabilities                                                                                451             781           1,232

Common stock                                                                     174          37,780                          37,954
Note receivable from shareholder                                                 (15)                                           (15)
Unrealized holding gain                                                                          341                             341
Retained earnings                                                              1,418          15,865            (443)         16,840
                                                                            --------        --------        --------        --------
          Total shareholders' equity                                           1,577          53,986            (443)         55,120
                                                                            --------        --------        --------        --------
          Total liabilities and shareholders' equity                        $  3,475        $ 72,592        $    838        $ 76,905
                                                                            ========        ========        ========        ========





                                                        PRO FORMA STATEMENTS
                                          INTEGRATED SYSTEMS, INC. AND DOCTOR DESIGN, INC.
                                                            STATEMENT #2
                                       COMBINED STATEMENTS OF INCOME FOR THE NINE-MONTH PERIOD
                                                  ENDED NOVEMBER 30, 1995 AND 1994


Includes Doctor Design for the nine months ended September 30, 1995 and 1994 and Integrated Systems,  Inc. for the nine months ended
November 30, 1995 and 1994


                                                            1995                                           1994
                                            -------------------------------------------   ------------------------------------------
(in thousands)                                 Doctor             Pro Forma   Pro Forma    Doctor               Pro Forma  Pro Forma
                                               Design     ISI     Adjustments  Combined    Design       ISI    Adjustments  Combined
                                            --------   --------   --------    ---------   -------    --------   --------    --------
Revenue                                     $  8,314   $ 50,648               $ 58,962   $  2,930    $ 36,266               $ 39,196

Costs and expenses:
  Cost of revenue                              5,215     11,978                 17,193      1,814       8,230                 10,044
  Selling and marketing                          475     18,478                 18,953        146      14,332                 14,478
  Research and development                                8,229                  8,229         30       5,874                  5,904
  General and administrative                   1,422      4,178        (74)      5,526        570       2,678        (74)      3,174
  Amortization                                              449                    449                  1,123                  1,123
  Merger related expenses                                 3,601                  3,601
                                            --------   --------   --------    --------   --------    --------   --------    --------

     Total costs and expenses                  7,112     46,913        (74)     53,951      2,560      32,237        (74)     34,723
                                            --------   --------   --------    --------   --------    --------   --------    --------

Income from operations                         1,202      3,735         74       5,011        370       4,029         74       4,473

Interest and other income                         52      1,727        (60)      1,719        (23)      1,302        (60)      1,219
                                            --------   --------   --------    --------   --------    --------   --------    --------

      Pretax income                            1,254      5,462         14       6,730        347       5,331         14       5,692

Income taxes                                     512      1,748          2       2,262        141       1,706          2       1,849
                                            --------   --------   --------    --------   --------    --------   --------    --------

      Net income                            $    742   $  3,714   $     12    $  4,468   $    206    $  3,625   $     12    $  3,843
                                            ========   ========   ========    ========   ========    ========   ========    ========

Earnings per share                          $   1.50   $   0.35               $   0.41   $   0.42    $   0.38               $   0.38
                                            ========   ========               ========   ========    ========               ========

Shares                                           496     10,494                 10,990        496       9,492                  9,988
                                            ========   ========               ========   ========    ========               ========

                                                        PRO FORMA STATEMENTS
                                          INTEGRATED SYSTEMS, INC. AND DOCTOR DESIGN, INC.
                                                            STATEMENT #3
                                        COMBINED RESULTS FOR THE YEAR ENDED FEBRUARY 28, 1995

Includes Doctor Design for the year ended December 31, 1994 and
Integrated Systems, Inc. for the year ended February 28, 1995

(in thousands)                                                    Doctor                                Pro Forma          Pro Forma
                                                                  Design                ISI            Adjustments          Combined
                                                                 --------            --------           --------            --------
Revenue                                                          $  5,460            $ 51,979                               $ 57,439

Costs and expenses:
     Cost of revenue                                                3,158              11,754                                 14,912
     Selling and marketing                                            233              20,269                                 20,502
     Research and development                                          52               8,294                                  8,346
     General and administrative                                       947               3,601                (98)              4,450
     Amortization                                                                       1,311                                  1,311
                                                                 --------            --------           --------            --------
          Total costs and expenses                                  4,390              45,229                (98)             49,521
                                                                 --------            --------           --------            --------
Income from operations                                              1,070               6,750                 98               7,918

Interest and other income (expense)                                   (24)              1,712                (80)              1,608
                                                                 --------            --------           --------            --------

          Pretax income                                             1,046               8,462                 18               9,526

Income taxes                                                          418               2,708                  3               3,129
                                                                 --------            --------           --------            --------

          Net income                                             $    628            $  5,754           $     15            $  6,397
                                                                 ========            ========           ========            ========

Earnings per share                                               $   1.27            $   0.60                               $   0.63
                                                                 ========            ========                               ========

Shares                                                                496               9,583                                 10,079
                                                                 ========            ========                               ========





                                                        PRO FORMA STATEMENTS
                                          INTEGRATED SYSTEMS, INC. AND DOCTOR DESIGN, INC.
                                                            STATEMENT #4
                                        COMBINED RESULTS FOR THE YEAR ENDED FEBRUARY 28, 1994

Includes Doctor Design for the year ended June 30, 1994 and
Integrated Systems, Inc. for the year ended February 28, 1994


(in thousands)                                                    Doctor                               Pro Forma           Pro Forma
                                                                  Design               ISI             Adjustments          Combined
                                                                 --------            --------           --------            --------
Revenue                                                          $  4,491            $ 41,701                               $ 46,192

Costs and expenses:
     Cost of revenue                                                2,808              10,409                                 13,217
     Selling and marketing                                            230              16,225                                 16,455
     Research and development                                          56               5,865                                  5,921
     General and administrative                                       704               2,916                (98)              3,522
     Amortization                                                                       1,764                                  1,764
                                                                 --------            --------           --------            --------
          Total costs and expenses                                  3,798              37,179                (98)             40,879
                                                                 --------            --------           --------            --------
Income from operations                                                693               4,522                 98               5,313

Interest and other income (expense)                                   (40)              1,409                (80)              1,289
                                                                 --------            --------           --------            --------

          Pretax income                                               653               5,931                 18               6,602

Income taxes                                                          101               1,898                  3               2,002
                                                                 --------            --------           --------            --------

          Net income                                             $    552            $  4,033           $     15            $  4,600
                                                                 ========            ========           ========            ========

Earnings per share                                               $   1.11            $   0.44                               $   0.47
                                                                 ========            ========                               ========

Shares                                                                496               9,228                                  9,724
                                                                 ========            ========                               ========





                                                        PRO FORMA STATEMENTS
                                          INTEGRATED SYSTEMS, INC. AND DOCTOR DESIGN, INC.
                                                            STATEMENT #5
                                        COMBINED RESULTS FOR THE YEAR ENDED FEBRUARY 28, 1993

Includes Doctor Design for the year ended June 30, 1993 and
Integrated Systems, Inc. for the year ended February 28, 1993


(in thousands)                                                    Doctor                               Pro Forma           Pro Forma
                                                                  Design               ISI             Adjustments          Combined
                                                                 --------            --------           --------            --------
Revenue                                                          $  2,863            $ 32,388                               $ 35,251

Costs and expenses:
     Cost of revenue                                                2,162               7,391                                  9,553
     Selling and marketing                                            334              11,564                                 11,898
     Research and development                                         108               6,133                                  6,241
     General and administrative                                       672               2,468                (98)              3,042
     Amortization                                                                       1,199                                  1,199
                                                                 --------            --------           --------            --------
          Total costs and expenses                                  3,276              28,755                (98)             31,933
                                                                 --------            --------           --------            --------
Income (loss) from operations                                        (413)              3,633                 98               3,318

Interest and other income                                             218               1,575                (83)              1,710
                                                                 --------            --------           --------            --------
          Pretax income (loss)                                       (195)              5,208                 15               5,028

Income taxes                                                            1               1,771                                  1,772
                                                                 --------            --------           --------            --------
          Net income (loss)                                      ($   196)           $  3,437           $     15            $  3,256
                                                                 ========            ========           ========            ========
Earnings per share                                               ($  0.40)           $   0.37                               $   0.33
                                                                 ========            ========                               ========
Shares                                                                496               9,318                                  9,814
                                                                 ========            ========                               ========


          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


1.       BASIS OF PRESENTATION

         The Doctor Design, Inc. statements of operations for the years ended June 30, 1993 and 1994 and December 31, 1994 and the Integrated Systems, Inc. consolidated statements of income for the three years ended February 28, 1995 have been combined. The combined financial statements include pro forma adjustments to include the effect of ownership of a building in which Doctor Design is located. This building was owned by a majority shareholder of Doctor Design during the periods reported. Additionally, the Doctor Design statements of operations for the nine months ended September 30, 1995 and 1994 and the Integrated Systems consolidated statements of income for the nine months ended November 30, 1994 and 1995 have been combined. This method of combining the two companies is for the presentation of unaudited pro forma condensed combined financial statements only. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Doctor Design included herein and those of Integrated Systems.

         No adjustments have been made to conform the accounting policies of the combining companies. The nature and extent of such adjustments, if any, will be based upon further study and analysis and are not expected to be significant.


2.       UNAUDITED PRO FORMA COMBINED NET INCOME PER SHARE

         The unaudited pro forma combined statements of operations for Doctor Design and Integrated Systems have been prepared as if the acquisition were completed at the beginning of the earliest periods presented. The unaudited pro forma combined net income per share is based on the combined weighted average number of common and common equivalent shares of Doctor Design common stock and Integrated Systems common stock for each period, based upon the acquisition exchange ratio.


3.       PRO FORMA UNAUDITED COMBINED SHARES OUTSTANDING

         These unaudited pro forma combined financial statements reflect the issuance of approximately 372,000 shares of Integrated Systems common stock in exchange for an aggregate of approximately 2,501,000 shares of Doctor Design common stock in connection with the acquisition based on the acquisition exchange ratio of 0.1486 shares of Integrated Systems common stock for every one share of Doctor Design common stock.


The following table details the pro forma share issuances in connection with the acquisition:

                                                                  Doctor Design                  Integrated Systems
                                                                  Common Shares      Exchange      Common Shares
                                                                   Outstanding        Ratio          Outstanding
                                                                 ----------------   ------------     -------------
Doctor Design shares outstanding as of November 30, 1995             2,501,000          0.1486          372,000
Integrated Systems shares outstanding as of November 30 1995                                         10,190,000
                                                                                                     ----------
Total number of shares of Integrated Systems common stock
     outstanding after completion of the acquisition                                                 10,562,000
                                                                                                     ----------



         In addition, Integrated Systems assumed all options to purchase Doctor Design common stock outstanding immediately before the effective time of the acquisition. Each Doctor Design option is exercisable for that number of Integrated Systems' common stock equal to 0.1486 multiplied by the number of shares of Doctor Design purchasable under the Doctor Design option. Pursuant to this exchange ratio, Integrated Systems may issue up to approximately 132,000 shares of common stock upon exercise of the assumed options. Assuming exercise of all assumed options, Integrated Systems may ultimately issue a total of up to approximately 504,000 shares of Common Stock.


4.       MERGER RELATED EXPENSES

         Doctor Design and Integrated Systems estimate they will incur direct transaction costs of approximately $500,000 associated with the acquisition consisting of transaction fees for attorneys and accountants. These nonrecurring transaction costs will be charged to operations primarily during the quarter ended February 29, 1996.

         The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to estimated direct transaction costs as if such costs had been incurred as of November 30, 1995. These costs are not reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations.

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER                              DESCRIPTION OF EXHIBIT
-------                             -----------------------
2.01 Agreement and Plan of Reorganization dated as of December 14, 1995, as amended as of January 26, 1996, by and among Registrant, ISI Purchasing Corporation and Dr. Design, Inc. and related documents.

2.02 Agreement of Merger dated as of January 26, 1996 by and between ISI Purchasing Corporation and Dr. Design, Inc.

23.01                 Consent of McGladrey & Pullen, LLP